Exhibit 99.1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the shares of common stock of Acorda Therapeutics, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: As of September 27, 2006


                                                          *
                                       -----------------------------------------
                                       Wayne Holman, individually


                                       Ridgeback Capital Investments Ltd.

                                                          *
                                    By: ----------------------------------------
                                        Name: Wayne Holman
                                        Title: Director


                                       Ridgeback Capital Management LLC

                                                          *
                                     By: ---------------------------------------
                                         Name: Wayne Holman
                                         Title: Managing Member



*By: /s/ Bud Holman
     -------------------------------
     Bud Holman, Attorney-in-Fact
     Power of attorney filed as an exhibit hereto